EXHIBIT 21

                                 SUBSIDIARIES OF
                         GROUP MAINTENANCE AMERICA CORP.
                             AS OF FEBRUARY 28, 1998

        A-ABC Appliance, Inc. (Texas)
        A-1 Appliance & Air Conditioning, Inc. (Texas)
        A-1 Mechanical of Lansing, Inc.  (Michigan)
        AA Advance Air, Inc.  (Florida)
        AA JARL, Inc. (Texas) (dba Jarrell Plumbing)
        Air Conditioning Engineers, Inc.  (Michigan)
        Air Conditioning, Plumbing and Heating Service Co., Inc. (Colorado) Airtron, Inc. (Delaware)
        Airtron of Central Florida, Inc. (Florida)
        All Service Electric, Inc. (Florida)
        Arkansas Mechanical Services, Inc. (Arkansas)
        Callahan Roach Products & Publications, Inc. (Colorado)
        Central Carolina Air Conditioning Company (North Carolina)
        Charlie Crawford, Inc. (Texas)
        Costner Brothers, Inc. (South Carolina)
        Divco, Inc.  (Washington)
        Dynamic Software Corporation (Maryland)
        Evans Services, Inc. (Alabama)
        GroupMAC Holding Corp.  (Delaware)
        GroupMAC Management Co.  (Delaware)
        Hallmark Air Conditioning, Inc. (Texas)
        Hungerford Mechanical Corporation (Virginia)
        J.  D.  Steward Air Conditioning, Inc.  (Colorado)
        Jerry Albert Air Conditioning, Inc. (Texas)
        K & N Plumbing, Heating and Air Conditioning, Inc.  (Texas)
        Linford Service Co.  (California)
        MacDonald-Miller Co., Inc.  (Washington)
        MacDonald-Miller Industries, Inc. (Washington)
        MacDonald-Miller Service, Inc.  (Washington)
        Masters, Inc. (Maryland)
        Mechanical Interiors, Inc.  (Texas)
        New Construction Air Conditioning, Inc.  (Michigan)
        Paul E. Smith Co., Inc.  (Indiana)
        Southeast Mechanical Service, Inc.  (Florida)
        Sibley Services, Incorporated (Tennessee)
        Sterling Air Conditioning, Inc.  (Texas)
        Suburban Acquisition Corp. (Delaware)
        United Acquisition Corp. (Iowa) (dba United Service Alliance)
        Valley Wide Plumbing and Heating, Inc.  (Colorado)
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        Van's Comfortemp Air Conditioning, Inc. (Florida)
        Wiegold & Sons, Inc.  (Florida)
        Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio)
        Yale Incorporated (Minnesota)